Exhibit 10.1

Execution Version

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of February 16, 2026, is by and among Masimo Corporation, a Delaware corporation (the “Company”), Danaher Corporation, a Delaware corporation (“Parent”), Mobius Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the undersigned stockholder (the “Stockholder,” together with the Company, Parent and Merger Sub, the “Parties”).

WHEREAS, the Stockholder is, as of the date hereof, the record and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which meaning will apply for all purposes of this Agreement) of the number of shares of Company Common Stock, in each case, as set forth below the Stockholder’s name on Exhibit A hereto (together with any shares of Company Common Stock and any other voting securities of the Company which such Stockholder or its controlled Affiliates may acquire or otherwise come to beneficially own at any time in the future during the term of this Agreement, the “Stockholder Securities”);

WHEREAS, Parent, Merger Sub, and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving, upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, Parent and Merger Sub have required that the Stockholder, and the Stockholder has (in solely the Stockholder’s capacity as a beneficial owner of Equity Interests (as defined below)) agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

Section 1. Representations and Warranties of Stockholder. The Stockholder hereby represents and warrants to the Company, Parent and Merger Sub as follows:

(a)	As of the time of execution of this Agreement, such Stockholder (i) is the record and beneficial owner of the Stockholder Securities set forth on Exhibit A hereto, (ii) except for the Stockholder Securities set forth on Exhibit A hereto, neither holds nor has any beneficial ownership interest in any other shares of Company Common Stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, valued by reference to, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, including any option, warrant, call, proxy or commitment, or other instrument, obligation or right the value of which is based on any of the foregoing (each, an “Equity Interest”) and (iii) other than pursuant to this Agreement and except in connection with any lien or security interest of a broker dealer in a standard margin or broker collateral account with a lender pursuant to any margin loan facility existing as of the date hereof (and on the terms contained therein as of the date hereof) for which the collateral does not consist of securities other than such Stockholder Securities and where the Stockholder, along with any controlled Affiliates party to any such facilities, currently maintains the sole power to vote or direct the voting of, such Stockholder Securities (any of the foregoing, an “Existing Margin Interest”), which currently is not reasonably expected to impair the Stockholder’s ability to perform its obligations hereunder, Stockholder has not entered into any agreement to transfer, sell, convey or assign any Stockholder Securities or Equity Interests and no Person has a right to acquire any of the Stockholder Securities or Equity Interests.

(b)	The Stockholder has the legal right, power, authority and capacity to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(c)	This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming this Agreement constitutes a legal, valid and binding obligation of Parent and Merger Sub, this Agreement constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception. No other action on the part of or vote of holders of any equity securities of the Stockholder is necessary to authorize the execution and delivery of, compliance with and performance by the Stockholder of this Agreement.

(d)	Neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby or the performance of the Stockholder’s obligations hereunder will result in a breach of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder or Stockholder’s assets are bound, except for such breaches, defaults or conflicts as would not prevent or materially delay the Stockholder’s performance of its obligations under this Agreement. Assuming compliance with the applicable provisions of the HSR Act, if applicable, and any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Law, and assuming all notifications, filings, registrations, permits, authorizations, consents or approvals to be obtained or made by the Company, Parent or Merger Sub in connection with the Merger Agreement and the transactions contemplated thereby are obtained or made, the consummation by the Stockholder of the transactions contemplated hereby will not (i) cause a violation, or a default, by the Stockholder of any applicable Law or Order applicable to the Stockholder or the Stockholder Securities, or to which the Stockholder or the Stockholder Securities are subject, (ii) require any consent by any Person under, constitute a breach or default, or an event that, with or without notice or lapse of time or both, would constitute a breach or default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which such Stockholder is entitled under any Contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder or its assets or the Stockholder Securities are bound, other than as required under the Exchange Act, and except for such breaches, defaults or conflicts as would not, individually or in the aggregate, prevent or materially delay the performance by the Stockholder or any of its obligations under this Agreement and the Merger Agreement, or (iii) if such Stockholder is an entity, violate any provision of such Stockholder’s organizational documents; except in the case of the foregoing clauses (i) and (ii), as would not, individually or in the aggregate, reasonably be expected to restrict, prohibit, impair or materially delay the consummation of the Merger or the performance by such Stockholder of its obligations under this Agreement.

(e)	The Stockholder Securities and the certificates, if any, representing the Stockholder Securities owned by the Stockholder are now, and at all times during the term hereof will be, held by the Stockholder or by a nominee or custodian for the benefit of such Stockholder, free and clear of all Encumbrances (other than any such Encumbrances arising hereunder and except in connection with any Existing Margin Interest) and except as would not reasonably be expected to impair the Stockholder’s ability to perform its obligations hereunder.

(f)	Other than as provided in this Agreement, the Stockholder has full voting power with respect to the Stockholder Securities and full power of disposition, full power to issue instructions with respect to the matters set forth herein, and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Stockholder Securities. The Stockholder Securities of such Stockholder are not subject to any proxy, voting trust or other agreement, arrangement or restriction with respect to the voting of such Stockholder Securities.

(g)	As of the time of execution of this Agreement, there is no Proceeding pending or, to the knowledge of the Stockholder, threatened against the Stockholder at law or equity before or by any Governmental Entity that could reasonably be expected to impair, prevent or materially delay the performance by the Stockholder of its obligations under this Agreement or otherwise impact the Stockholder’s ability to perform its obligations hereunder in a timely manner.

(h)	The Stockholder has received and reviewed a copy of the Merger Agreement. the Stockholder understands and acknowledges that the Company, Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement. The Stockholder has been represented by or had the opportunity to be represented by independent counsel of its own choosing and has had the right and opportunity to consult with its attorney, and to the extent, if any, that the Stockholder desired, the Stockholder availed itself of such right and opportunity.

(i)	No broker, investment bank, financial advisor or other Person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Stockholder (it being understood that arrangements of the Company or its other Affiliates shall not be deemed to be an arrangement of such Stockholder).

Section 2. Representations and Warranties of the Company. The Company hereby represents and warrants to each of Parent, Merger Sub, and the Stockholder, as follows:

(a)	The Company is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware and the Company has the corporate power and authority to execute and deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to duly authorize the execution, delivery and performance of this Agreement.

(b)	This Agreement has been duly executed and delivered by the Company, and, assuming this Agreement constitutes a legal, valid and binding obligation of the other parties thereto, constitutes a legal, valid and binding obligation of the Company and is enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(c)	Assuming compliance with the applicable provisions of the HSR Act, if applicable, and any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws, and assuming all notifications, filings, registrations, permits, authorizations, consents or approvals to be obtained or made by the Company in connection with the Merger Agreement and the transactions contemplated thereby are obtained or made, the execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated by this Agreement, will not: (i) violate or conflict with any Law to which the Company is subject; or (ii) constitute a breach or default under, or cause or permit the termination, acceleration or creation of any right or obligation under any provision of any Contract binding upon the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, prevent or materially delay the performance by the Company or any of its obligations under this Agreement.

Section 3. Representations and Warranties of Parent and Merger Sub. Each of Parent and Merger Sub hereby, jointly and severally, represents and warrants to each of the Company and the Stockholder as follows:

(a)	Each of Parent and Merger Sub is a an entity duly organized, validly existing and in good standing under the laws of the State of Delaware and each of Parent and Merger Sub have the corporate power and authority to execute and deliver and perform their obligations under this Agreement and the Merger Agreement and to consummate the transactions contemplated hereby and thereby, and each has taken all necessary action to duly authorize the execution, delivery and performance of this Agreement and the Merger Agreement.

(b)	This Agreement and the Merger Agreement have been duly authorized, executed and delivered by each of Parent and Merger Sub, and, assuming this Agreement and the Merger Agreement constitute legal, valid and binding obligations of the other parties thereto, constitute the legal, valid and binding obligations of each of Parent and Merger Sub, are enforceable against each of them in accordance with their terms, subject to the Bankruptcy and Equity Exception.

(c)	Assuming compliance with the applicable provisions of the HSR Act, if applicable, and any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws, and assuming all notifications, filings, registrations, permits, authorizations, consents or approvals to be obtained or made by the Company, Parent or Merger Sub in connection with the Merger Agreement and the transactions contemplated thereby are obtained or made, the execution and delivery of this Agreement and the Merger Agreement by each of Parent and Merger Sub, and the consummation of the transactions contemplated by this Agreement and the Merger Agreement, will not: (i) cause a breach, or a default, by Parent or Merger Sub of any applicable Law or Order applicable to Parent or Merger Sub, or to which either Parent or Merger Sub is subject; or (ii) conflict with, result in a breach of, or constitute a default on the part of Parent or Merger Sub under any Contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which either Parent or Merger Sub is a party or by which either Parent or Merger Sub or their respective assets are bound, except for such breach, defaults or conflicts as would not, individually or in the aggregate, prevent or materially delay the performance by either Parent or Merger Sub or any of their obligations under this Agreement and the Merger Agreement. Except as set forth in the Merger Agreement, neither Parent nor Merger Sub, nor any of Parent’s other Affiliates, is required to make any filing with or give any notice to, or to obtain any consent or approval from, any Person at or prior to the consummation of the transactions contemplated in connection with the execution and delivery of this Agreement or the Merger Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the Merger and the other transactions contemplated by the Merger Agreement, other than such filings, notifications, approvals, notices or consents that, if not obtained, made or given, would not, individually or in the aggregate, prevent or materially delay the performance by either Parent or Merger Sub of any of their obligations under this Agreement and the Merger Agreement.

Section 4. Transfer of the Shares; Other Actions.

(a)	Prior to obtaining the Requisite Company Vote, except as otherwise expressly provided herein or with the prior written consent of Parent, the Stockholder shall not, and shall cause each of its Subsidiaries not to: (i) transfer, assign, sell, gift-over, hedge or swap (or enter into such other transaction or Contract which is designed to (or is reasonably expected to lead to or result in) a transfer of the economic consequences of ownership of any Equity Interests), pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, enter into any derivative arrangement with respect to, or create any lien or Encumbrance on, or enter into any agreement with respect to, any Stockholder Securities (“Transfer”); (ii) enter into any Contract, option or other agreement, arrangement or understanding with respect to any Transfer; (iii) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Stockholder Securities with respect to any matter that is, or could reasonably be, in contravention of the obligations of Stockholder under this Agreement; (iv) deposit any of the Stockholder Securities into a voting trust or enter into a voting agreement or arrangement with respect to any Stockholder Securities, in contravention of the obligations of Stockholder under this Agreement; or (v) take or cause the taking of any other action that would materially restrict, prevent, impede or delay the performance of such Stockholder’s obligations hereunder or seek to do or solicit any of the foregoing actions, or cause or permit any other Person to take any of the foregoing actions, excluding any bankruptcy filing; provided, that, notwithstanding the foregoing, (A) nothing herein shall prohibit (1) a Transfer of Stockholder’s Equity Interests in the Company, including any Stockholder Securities, to an Affiliate of Stockholder so long as (x) such Affiliate agrees in writing to be bound by each of the terms of, and to assume all of the obligations of such Stockholder under, this Agreement with respect to such Equity Interests in the Company, including any Stockholder Securities and (y) Stockholder remains bound and subject to this Agreement, including with respect to all its obligations herein, and provided that Stockholder, in the event of such a Transfer, shall cause such Affiliate to comply with all of Stockholder’s obligations herein, or (2) the Stockholder from hedging or entering into any derivative or swap arrangement or other transaction or Contract with respect to the economic consequences of ownership of any Equity Interests so long as the Stockholder, along with any controlled Affiliates holding any such Stockholder Securities, maintains beneficial ownership of, including the sole power to vote or direct the voting of, such Stockholder Securities and (B) for the avoidance of doubt, any Existing Margin Interest in effect as of the date hereof shall not be deemed to be a Transfer hereunder so long as the Stockholder at all times maintains the sole power to vote or direct the voting of such Stockholder Securities. Any action taken in violation of the foregoing sentence shall be null and void ab initio. If any involuntary Transfer of any of the Stockholder Securities shall occur (including, but not limited to, a sale by Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Stockholder Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the Termination Date. The Stockholder agrees that it shall not, and shall cause each of its controlled Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) with respect to any securities in the Company for the purpose of opposing or competing with or taking any actions inconsistent with the transactions contemplated by the Merger Agreement.

(b)	The Stockholder agrees that it will not (i) exercise any dissenter’s rights available to the Stockholder with respect to the Merger or all or any portion of the Stockholder Securities pursuant to Section 262 of the DGCL or (ii) commence or affirmatively participate in or receive any economic or other benefit from any claim or other Proceeding, whether derivative or otherwise, against Parent, the Company or any of their respective Affiliates, or their respective boards of directors (or similar governing bodies), relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement, or the consummation of the transactions contemplated hereby or thereby, including any such claim or other Proceeding (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (B) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the Transactions, and the Stockholder hereby agrees to take all actions necessary to opt out of any class in any class action relating to the foregoing; provided, that this Section 4(b) shall not be deemed a waiver of any rights of the Stockholder or its Affiliates for any breach of this Agreement by Parent, the Company or any of their respective Affiliates.

Section 5. Agreement to Vote and Support.

(a)	Prior to conclusion of the Company Stockholders Meeting, and without in any way limiting Stockholder’s right to vote all its shares of Stockholder Securities in its sole discretion on any other matters that may be submitted to a stockholder vote, consent or other approval, at every annual, special or other meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, the Stockholder (in Stockholder’s capacity as a holder of the Stockholder Securities) shall, or shall cause the holder of record on any applicable record date to, (i) appear (in person or by proxy) at each such meeting or otherwise cause all of Stockholder’s shares of Stockholder Securities entitled to vote to be counted as present thereat for purposes of calculating a quorum and (ii) unconditionally and irrevocably affirmatively vote (or cause to be voted if another Person is the holder of record of any Stockholder Securities beneficially owned by the Stockholder), in person or by proxy, (and not to withdraw any such vote), or deliver (or cause to be delivered) and not withdraw a written consent with respect to, all the Stockholder Securities entitled to vote (A) in favor of (1) the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement (2) any proposal to adjourn or postpone any Company Stockholders Meeting to a later date if the Company or Parent proposes or requests such postponement or adjournment in accordance with Section 6.3 of the Merger Agreement, (3) the adoption of any amended and restated Merger Agreement or amendment to the Merger Agreement that, in any such case, does not (x) decrease the Per Share Merger Consideration, or (y) change the form of the Per Share Merger Consideration (any amendment that results in clauses (x) or (y), an “Adverse Amendment”) and (4) any other proposal considered and voted upon by the Company stockholders at any meeting of the stockholders of the Company necessary or desirable for consummation of the Merger and the other transactions contemplated by the Merger Agreement, and/or (B) against any (1) Acquisition Proposal and Alternative Acquisition Agreement or other proposal made in opposition to, in competition with, or inconsistent with, the Merger Agreement, the Merger or the other Transactions, (2) action or agreement that would be reasonably likely to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, (3) any reorganization, recapitalization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company (except as contemplated by the Merger Agreement) and (4) other action or agreement that is intended to, or which could reasonably be expected to, impede or interfere with, or materially delay or adversely affect the consummation of the Merger or result in any of the conditions to the Company’s obligations to consummate the Merger set forth in Article VII of the Merger Agreement not being fulfilled, or change in any manner the voting rights of any class of shares of Company Common Stock (including any amendments to the Company’s certificate of incorporation or bylaws).

(b)	Notwithstanding the foregoing and subject to the Existing Margin Interest, the Stockholder shall retain at all times the right to vote the Stockholder Securities in its sole discretion and without any other limitation on those matters other than those set forth in Section 4(a) that are at any time or from time to time presented for consideration to the Company stockholders.

(c)	The Stockholder is entering into this Agreement solely in its capacity as the beneficial owner of the Stockholder Securities and nothing herein is intended to or shall limit or affect any actions taken by any of the Stockholder’s designees or any direct or indirect, past, present or future shareholder, equity holder, controlling person, member, partner (limited or general), manager, director, officer, employee, lender, financing source, Affiliate, agent or other representative of any Party or any Affiliate of any Party (collectively, with such Person’s assignees, successors and assigns, the “Related Persons”), in each case, to the extent serving in his or her capacity as a director of the Company. The taking of any actions (or failures to act) by the Stockholder’s designees or Related Persons serving as a director of Company shall in no instance be deemed to constitute a breach of this Agreement.

Section 6. Further Assurances. Each Party shall execute and deliver any additional documents and take such further actions that are reasonably necessary to carry out all of its obligations under the provisions hereof.

Section 7. Termination.

(a)	This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately without any notice or other action by any Person, upon the earliest to occur of the following (the date of such termination, the “Termination Date”):

(i) the valid termination of the Merger Agreement in accordance with its terms;

(ii) the Effective Time;

(iii) any Adverse Amendment;

(iv) the time at which the Company Board shall have made a Change of Recommendation in accordance with, and not in breach of, the terms of the Merger Agreement; or

(v) the written consent of each of the Parties.

(b)	Upon termination of this Agreement, all obligations of the Parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof, provided however, that the termination of this Agreement shall not relieve any Party from liability from any willful and material breach of this Agreement prior to such termination.

(c)	Sections 7(b), 8, 9, 11 and 12 hereof shall survive the termination of this Agreement.

Section 8. Expenses. All reasonable and documented out of pocket fees and expenses incurred by Stockholder or its controlled Affiliates as a result of the negotiation and execution of this Agreement shall be paid by Parent, whether or not the Merger is consummated.

Section 9. Public Announcements. Parent, Merger Sub and the Stockholder (in its capacity as a Stockholder of the Company and/or signatory to this Agreement) shall only make public announcements regarding this Agreement and the transactions contemplated hereby that are consistent with the public statements made by the Company and Parent in connection with this Agreement, the Merger Agreement and the transactions contemplated thereby, and only with the prior written consent of Parent. The Stockholder (a) consents to and authorizes the publication and disclosure by Parent and its Affiliates of its identity and holding of the Stockholder Securities and the nature of its commitments and obligations under this Agreement in any disclosure required by the SEC or other Governmental Entity, provided that, Parent shall provide the Stockholder and its counsel reasonable opportunity to review and comment thereon, and Parent shall give reasonable consideration to any such comments, (b) agrees promptly to give to Parent, after written request therefor, any information it may reasonably require for the preparation of any such disclosure documents (including furnishing all information concerning such Stockholder and its Affiliates to Parent and the Company that is reasonably necessary for the preparation and filing of the Proxy Statement, and reasonably assisting and cooperating with Parent and the Company in the preparation, filing and distribution of the Proxy Statement and the resolution of any comments thereto received from the SEC) and (c) notify Parent of any required corrections with respect to any written information supplied by the Stockholder specifically for use in any such disclosure document, if and to the extent that the Stockholder shall become aware that any such information shall have become false or misleading in any material respect. Parent consents to and authorizes the publication and disclosure by the Stockholder of the nature of its commitments and obligations under this Agreement and such other matters as may be required in connection with the Merger in any Form 4, Schedule 13D, Schedule 13G or other disclosure required by the SEC or other Governmental Entity to be made by the Stockholder in connection with the Merger. If applicable and to the extent required under applicable Law, the Stockholder shall promptly and in accordance with applicable Law amend its Schedule 13D filed with the SEC to disclose this Agreement and the Stockholder shall provide a draft of such amendment to Parent and Merger Sub and consider any reasonable comments in good faith prior to such filing.

Section 10. Adjustments. In the event (a) of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of Company Common Stock on, of or affecting the Stockholder Securities or (b) that the Stockholder shall become the beneficial owner of any additional shares of Company Common Stock or other Equity Interests, then the terms of this Agreement shall apply to the shares of Company Common Stock or other Equity Interests held by the Stockholder immediately following the effectiveness of the events described in clause (a) or the Stockholder becoming the beneficial owner thereof as described in clause (b), as though, in either case, they were Stockholder Securities hereunder. In the event that the Stockholder shall become the beneficial owner of any other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 5(a)(ii) hereof, then the terms of Section 5 hereof shall apply to such other securities as though they were Stockholder Securities hereunder.

Section 11. No Solicitation. The Stockholder shall not take any action that the Company would then be prohibited from taking under Section 6.2(a) of the Merger Agreement as if such section of the Merger Agreement applied, mutatis mutandis, to the Stockholder.

Section 12. Miscellaneous.

(a)	Notices. All notices and other communications given or made hereunder shall, unless otherwise specified herein, be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. New York time (or otherwise on the next succeeding Business Day) if (i) served by personal delivery or by a nationally recognized overnight courier service, (ii) delivered by registered or certified mail, return receipt requested or (iii) sent by email (to the extent that no “bounce back”, “out-of-office” replies or similar automatically generated response indicating non-delivery is received with respect thereto). Such communications must be sent to the Stockholder, Company, Parent or Merger Sub at the address set forth below, or at such other street address or email address for a Party as shall be specified for such purpose in a notice given in accordance with this Section 12(a) (it being understood that rejection or other refusal to accept or the inability to deliver because of changed street address or email address of which no notice was given shall be deemed to be receipt of such communication as of the date of such rejection, refusal or inability to deliver).

If to then Stockholder:

Politan Capital Management, LP

106 West 56th Street, 10th Floor

New York, New York 10019

Attention:	***
Email:	***

with a copy to (which shall not constitute notice):

McDermott Will & Schulte LLP

919 Third Avenue

New York, New York 10022

Attention:	Eleazer Klein Brandon Gold Daniel Goldstein
Email:	*** *** ***

If to the Company:

Masimo Corporation

52 Discovery

Irvine, CA 92618

Attention:	***
Email:	***

with a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention:	Melissa Sawyer Lauren S. Boehmke
Email:	*** ***

if to Parent or Merger Sub:

Danaher Corporation

2200 Pennsylvania Ave, NW

Suite 800W

Washington, D.C. 20037

Attention:	***
Email:	***
***

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention:	Daniel Wolf, P.C. David M. Klein, P.C. Brian H. Junquera
Email:	*** *** ***

(b)	Headings; Interpretations. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Section 9.12 of the Merger Agreement shall apply, mutatis mutandis, to the terms of this Agreement.

(c)	Counterparts. This Agreement (i) may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement and (ii) shall become effective when each Party hereto shall have received one or more counterparts hereof signed by each of the other parties hereto. A copy of this Agreement executed or delivered by electronic means shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement.

(d)	Entire Agreement, No Third-Party Beneficiaries. This Agreement (i) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior and contemporaneous agreements, negotiations, understandings, representations and warranties, whether oral or written, with respect to such matters and (ii) is not intended to confer, nor shall it confer, upon any Person other than the Parties any rights or remedies or benefits of any nature whatsoever.

(e)	Governing Law, Jurisdiction. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the Laws of the State of Delaware without regard to the conflicts of laws provisions, rules or principles thereof (or any other jurisdiction). Each of the parties hereto agrees that: (i) it shall bring any Proceeding in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement exclusively in the Chosen Courts; and (ii) solely in connection with such Proceedings, (A) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) irrevocably waives any objection to the laying of venue in any such Proceeding in the Chosen Courts, (C) irrevocably waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) agrees that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 12(a) or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) agrees that it shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (D) of this Section 12(e) or that any Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

(f)	Waiver of Jury Trial. Each party hereto acknowledges and agrees that any controversy which may be connected with, arise out of or otherwise relate to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated hereby is expected to involve complicated and difficult issues, and therefore each party irrevocably and unconditionally waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any Proceeding directly or indirectly connected with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated hereby. Each party hereto hereby acknowledges and certifies that (i) no Representative of the other parties hereto has represented, expressly or otherwise, that such other parties would not, in the event of any Proceeding, seek to enforce the foregoing waiver, (ii) it understands and has considered the implications of this waiver, (iii) it makes this waiver voluntarily and (iv) it has been induced to enter into this Agreement and the transactions contemplated hereby by, among other things, the mutual waivers, acknowledgments and certifications set forth in this Section 12(F).

(g)	Assignment. Other than in connection with any Transfer permitted by Section 4, no Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties hereto, except that Parent and Merger Sub will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement to any party to whom they have assigned the Merger Agreement; provided, however, that, following the Effective Time, Parent and Merger Sub may assign, in their sole discretion and without the consent of any other Party, any or all of their rights, interests and obligations hereunder to each other or to one or more direct or indirect wholly-owned Subsidiaries of Parent in connection with the assignment of the rights, interests and obligations of Parent and/or Merger Sub under the Merger Agreement to such direct or indirect wholly-owned Subsidiaries of Parent in accordance with the terms of the Merger Agreement; provided, that no such assignment shall relieve Parent or Merger Sub of any of their respective obligations under this Agreement. Any assignment in violation of the preceding sentence shall be void ab initio. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

(h)	Severability of Provisions. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is held by a court of competent jurisdiction or other Governmental Entity as illegal, invalid or unenforceable, (i) a suitable and equitable provision to be negotiated by the parties hereto, each acting reasonably and in good faith, shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the original intent and purpose of such illegal, invalid or unenforceable provision, and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

(i)	Specific Performance. Each of the Parties hereto acknowledges and agrees that the rights of each Party hereto to consummate the transactions contemplated hereby are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party hereto agrees that, in addition to any other available remedies a Party may have in equity or at law, each Party hereto shall be entitled to enforce specifically the terms and provisions of this Agreement and to an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement in the Chosen Courts without necessity of posting a bond or other form of security. In the event that any Proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereto hereby waives the defense, that there is an adequate remedy at Law.

(j)	Amendment. No amendment or modification of this Agreement shall be effective unless it shall be in writing and signed by each of the Parties, and no waiver or consent hereunder shall be effective against any Party unless it shall be in writing and signed by such Party.

(k)	No Presumption. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

(l)	No Agreement Until Executed. This Agreement shall not be effective unless and until (i) the Merger Agreement is executed by all parties thereto and (ii) this Agreement is executed by the Parties.

(m)	No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company, Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Stockholder Securities. All rights, ownership and economic benefits of and relating to the Stockholder Securities shall remain vested in and belong to Stockholder, and neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company and none of the Company, Parent nor Merger Sub shall exercise any power or authority to direct the Stockholder in the voting of any of the Stockholder Securities, except as otherwise specifically provided herein.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first written above.

DANAHER CORPORATION, a Delaware corporation

By:	/s/ Matthew R. McGrew
	Name:	Matthew R. McGrew
	Title:	Executive Vice President and Chief Financial Officer

MOBIUS MERGER SUB, INC., a Delaware corporation

By:	/s/ Frank McFaden
	Name:	Frank McFaden
	Title:	Vice President and Treasurer

Signature Page to Voting and Support Agreement

MASIMO CORPORATION

By:	/s/ Catherine Szyman
	Name:	Catherine Szyman
	Title:	Chief Executive Officer

Signature Page to Voting and Support Agreement

POLITAN CAPITAL MANAGEMENT LP

By:	/s/ Quentin Koffey
	Name:	Quentin Koffey
	Title:	Managing Partner

Signature Page to Voting and Support Agreement

EXHIBIT A

Politan Capital Management LP:

Company Common Stock: 4,589,648